UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2005

RUSSELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5822	63-0180720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3330 Cumberland Blvd., Suite 800, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 742-8000

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The description of the material terms of the Employment Agreement (the “Agreement”), dated June 14, 2005, between Russell Corporation (the “Company”) and Victoria W. Beck contained in Item 5.02 of this Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 27, 2005, the Company issued a press release, a copy of which is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference, announcing that its Board of Directors had elected Victoria W. Beck, 51, to the position of Vice President / Corporate Controller of the Company effective September 1, 2005, to succeed Larry E. Workman, who will retire from the Company at the end of 2005. Ms. Beck joined the Company on June 30, 2005. From 2001 to 2005, she served as Executive Vice President and Chief Accounting Officer of HealthTronics Surgical Services, Inc. (now HealthTronics, Inc.), a publicly held company that provides non-invasive surgery for urologic and orthopedic conditions and manufactures, markets and distributes medical equipment. Ms. Beck joined HealthTronics in 1997, serving as its Chief Financial Officer until 2001.

In connection with her appointment as corporate controller for the Company, the Company entered into the Agreement, pursuant to which Ms. Beck will receive an annual base salary of $200,000, subject to annual merit increases. She also will be eligible to receive an annual cash bonus of 40% of base salary if target financial objectives are met, up to a maximum of 80% of base salary if such objectives are exceeded, prorated from the date she joined the Company.

Ms. Beck also will be eligible to participate in the Company’s long term incentive programs in accordance with such programs’ terms. This includes the Company’s 2004-2005 Performance Share Award Program, pursuant to which she will receive 300 time lapse restricted shares of the Company’s common stock scheduled to vest at the end of 2005, and a restricted share grant the vesting of which is contingent on the degree to which cumulative earnings per share goals are met during 2004 and 2005. Pursuant to this performance share award, if target EPS goals are met, Ms. Beck will receive 1,200 shares of Company common stock in 2006.

There have been no transactions since the beginning of the Company’s 2004 fiscal year, or proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which Ms. Beck had or is to have a direct or indirect material interest. In addition, Ms. Beck has no family relationships with any other executive officer or director of the Company.

Item 9.01. Financial Statements and Exhibits.

(c) See exhibit index.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSSELL CORPORATION

August 1, 2005	By:	/s/ Floyd G. Hoffman
Floyd G. Hoffman
Senior Vice President, Corporate Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated June 14, 2005, between Russell Corporation and Victoria W. Beck

99.1	Press Release of Russell Corporation dated July 27, 2005.